Insure.com                        News Flash!

   8205 South Cass Avenue, Darien, Illinois 60561   Telephone (630) 515-0170
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

                                               Contact: At Insure.com, Inc.
                                                        Phillip A. Perillo
                                                        Chief Financial Officer
                                                        (630) 515-0170, ext. 295
                                                        phil@insure.com

                         Insure.com, Inc. Reports First
                         Quarter 2008 Financial Results

      o Revenues decline 6 percent to $4.0 million in Q1 2008 from $4.2 million in Q1 2007
      o Quarterly net loss narrows to $512,000 vs. net loss of $882,000 in Q1 2007
      o     New Remote Agent Program launched

DARIEN, Illinois (April 30, 2008) -- Insure.com, Inc. (Nasdaq: NSUR), the only place on earth where you can get auto, life, health, home and business insurance quotes from over 100 leading companies and have the freedom to buy from the company of your choice, today announced financial results for the first quarter ended March 31, 2008.

Financial Results

Insure.com reported revenues of $4.0 million for the first quarter of 2008, a decrease of 5.6 percent from revenues of $4.2 million for the same quarter of 2007. Net loss for the quarter was $512,000, or $0.07 per share, compared to a loss of $882,000, or $0.12 per share, for the first quarter of 2007.

"Insure.com achieved a narrowed net loss in a difficult quarter for the life insurance market in general," said Robert Bland, chairman and CEO. "During the quarter, we successfully launched our new Remote Agent program with 75 independent agencies. These agencies will receive leads from us and provide local life insurance brokerage services to those Insure.com shoppers who may wish to buy insurance locally. Independent research shows that approximately 90 percent of life insurance shoppers still buy their life insurance through local agents and brokers, even after they research life insurance prices online. We are excited about leveraging our technology and services into this large market segment, which could generate wholesale brokerage commissions for us as a new revenue stream."

"We have been working on being more efficient with the life insurance leads we receive," stated Phil Perillo, chief financial officer. "As a result, we have been able to reduce sales and marketing expenses to 32% of revenue from 42% in the first quarter of last year. Our operational priority going forward will be to strive to improve the sales efficiency of our in-house agent force, selectively add to the in-house agent force and to expand our new Remote Agent program, all of which are designed to maximize revenue from our inbound lead flows."

                                  Continued...

Insure.com has a strong balance sheet with no debt. Cash and investments in marketable securities totaled $10.7 million at March 31, 2007.

Depreciation and amortization charges were $207,000 for the first quarter of 2008 compared to $195,000 for the first quarter of 2007.

Stockholders' equity amounted to $18.7 million at March 31, 2008, as compared to $19.2 million at December 31, 2007.

Insure.com has a stock repurchase plan in place. During the first quarter of 2008, the Company repurchased 7,750 shares and has been authorized by its board to repurchase up to 592,000 additional shares in the open market or in negotiated transactions.

About Insure.com

Originally founded in 1984 as Quotesmith Corporation, Insure.com owns and operates a comprehensive consumer information service and companion insurance brokerage service that caters to the needs of self-directed insurance shoppers. Visitors to the Company's flagship Web site, www.insure.com, are able to obtain free, instant car insurance quotes, instant life insurance quotes, home, business and health insurance quotes from leading insurers and have the freedom to buy online or by phone from any company shown. Insure.com also plays home to over 2,000 originally authored articles on various insurance topics and also provides free insurance decision-making tools that are not available from any other single source. Insure.com generates revenues from receipt of industry-standard commissions, including back-end bonus commissions and volume-based contingent bonus commissions that are paid by participating insurance companies. We also generate advertising revenues from the sale of Web site traffic to various third parties. Shares of the Company's common stock trade on the Nasdaq Capital Market under the symbol NSUR.

Cautions about Forward-Looking Statements

This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue. The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, concentration of common stock holdings, general price declines within the life insurance industry, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, the evolving nature of its business model, possible write down of intangible assets and goodwill, risks associated with capacity constraints, management of growth and potential legal liability arising out of misuse, breach of confidentiality or error in the handling of confidential customer information. More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 which is on file with the United States Securities and Exchange Commission.


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

                                INSURE.COM, INC.
                             STATEMENT OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                            Quarter Ended
                                                     ---------------------------
                                                     March 31,         March 31,
                                                       2008              2007
                                                     ---------         ---------

Revenues:
   Commissions and fees                               $ 3,968           $ 4,202
                                                      -------           -------

Expenses:
   Selling & marketing                                  1,281             1,775
   Operations                                           2,235             2,144
   General & administrative                               872             1,059
   Depreciation & amortization                            207               195
                                                      -------           -------

Total expenses                                          4,595             5,173
                                                      -------           -------
Operating loss                                           (627)             (971)
Investment income                                         115                89
                                                      -------           -------

Net loss                                              $  (512)          $  (882)
                                                      =======           =======

Net loss per common share,
   basic and diluted                                  $ (0.07)          $ (0.12)
                                                      =======           =======

Weighted average common
   shares and equivalents
   outstanding, basic and
   diluted                                              7,281             7,301



                           SELECTED BALANCE SHEET DATA
                                 (In thousands)

                                                      March 31,     December 31,
                                                         2008           2007
                                                      ---------     ------------

Cash and equivalents                                   $ 2,952        $ 2,072
Investments                                              7,711          8,941
Commissions receivable                                   3,087          3,263
Intangibles and goodwill                                 5,025          5,148
Other assets                                             1,705          1,515
Total assets                                           $20,480        $20,939

Total current liabilities                              $ 1,754        $ 1,695
Total stockholders' equity                              18,726         19,244
Total liabilities &
   stockholders' equity                                $20,480        $20,939


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